SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

ESMARK INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33851	20-8626148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As expected, on May 20, 2008, Esmark Incorporated (the “Company”) received an Additional Nasdaq Staff Determination letter (the “Additional Determination”), in connection with the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as required by Nasdaq Marketplace Rule 4310(c)(14) which requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934, as amended.

Previously, the Company had received a similar notice, dated April 17, 2008 (the “Determination”) from the Nasdaq staff after the Company failed to timely file its Annual Report on Form 10-K for the year ended December 31, 2007, which was subsequently filed on May 20, 2008. The Company previously requested and was granted a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Determination. Suspension of trading and the delisting from The Nasdaq Stock Market is stayed pending the issuance of a written decision by the Panel.

As set forth in the Additional Determination, the failure to timely file the Company’s Form 10-Q for the period ended March 31, 2008 serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market. The Company will address this additional deficiency at the Nasdaq hearing scheduled for June 12, 2008.

As previously announced, these late filings are attributable to the complexity of accounting related to the business combination involving the Company, Wheeling-Pittsburgh Corporation and Esmark Steel Service Group, Inc. (f/k/a Esmark Incorporated) consummated on November 27, 2007.

The Company believes it is now in compliance with Nasdaq Marketplace Rule 4310(c)(14) with respect to the filing of its 10-K and the Company anticipates filing its Form 10-Q prior to the hearing date. While the Company expects the notice of delisting would be withdrawn by Nasdaq on the filing of the 10-Q, there can be no assurance that the Panel will grant the Company’s request for continued listing.

The Company issued a press release on May 23, 2008, disclosing its receipt of the Additional Determination from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 23, 2008

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward-looking in nature, including statements about the status of the listing of Esmark Incorporated’s securities on The Nasdaq Stock Market. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to: the possibility that Nasdaq may reject the Company’s requests and, as a result, delist the Company’s common stock; and, in the event that the Company is successful in obtaining its requests from Nasdaq, the Company may still not be able to file the requisite periodic reports on a timely basis or otherwise comply with the Nasdaq listing requirements, which may also result in the delisting of the Company common stock. Additional risk factors associated with the Company’s business are detailed in the other reports and filings with the SEC by the Company. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing views as of any subsequent date. While the Company may elect to update forward-looking statements from time to time, it specifically disclaims any obligation to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

By:	/s/ Paul J. Mooney
Paul J. Mooney Executive Vice President and Chief Financial Officer

Dated: May 23, 2008